Exhibit 99.1

Staffing 360 Solutions Receives Nasdaq Notification of Potential Delisting

for Non-Compliance with Listing Rule 5250(c)(1)

NEW YORK, October 24, 2023 - Staffing 360 Solutions, Inc. (Nasdaq: STAF) (“Staffing 360 Solutions” or the “Company”), a company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today reported that it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1) (the “Nasdaq Listing Rule”) as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2023 with the Securities and Exchange Commission (“SEC”). In a separate letter, the Nasdaq Listing Qualifications Department recognized the filing of the Company’s Quarterly Report on Form 10-Q for the period ended April 1, 2023 on October 16, 2023, and notified the Company it had regained compliance with the Nasdaq Listing Rule with respect to the Form 10-Q for the period ended April 1, 2023.

Pursuant to the letter, Nasdaq has notified the Company of its determination to suspend trading of the Company’s common stock from Nasdaq at the opening of business on October 27, 2023, unless the Company requests an appeal of such determination in a timely manner no later than October 25, 2023. The Company plans to request a hearing before the Nasdaq Hearings Panel (the “Panel”), which will automatically stay any trading suspension or delisting action for an additional 15 calendar days following the date of the request; however, Nasdaq has a procedure to request an extension of the stay through the hearing date and the expiration of any extension period granted by the Panel following the hearing. In connection with the hearing request, the Company will request that the stay be extended through the hearing and the expiration of any additional extension period granted by the Panel following the hearing.

Staffing 360 Solutions expects to file the outstanding Form 10-Q for the quarter ended June 30, 2023 in the coming weeks.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space.

For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to retain our listing on Nasdaq and to regain and maintain compliance with the rules of Nasdaq; market and other conditions; the geographic, social and economic impact of COVID-19 endemic and its ongoing effects on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:
Roger Pondel or Laurie Berman

PondelWilkinson Inc.
310-279-5980
pwinvestor@pondel.com

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